Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports Second Quarter Results

Operating income rose 6% sequentially and 45% year-over-year; operating margin of 30.9%

Sales remain strong at $7.5 billion; inflows across all distribution channels

Second quarter’s annualized organic growth rate of 3.7% exceeds last year’s 3.6%

Overland Park, KS, July 29, 2014 — Waddell & Reed Financial, Inc. (NYSE: WDR) today reported second quarter net income of $83.0 million, or $0.98 per diluted share, compared to net income of $74.9 million, or $0.88 per diluted share during the previous quarter and net income of $52.0 million, or $0.61 per diluted share during the second quarter of 2013.

Operating revenues of $400.6 million rose 3% sequentially and 21% compared to the same period last year.  Our operating margin was 30.9% during the quarter compared to 29.9% during the previous quarter and 25.6% during the second quarter of 2013.

Assets under management ended the quarter at $135.6 billion, rising 3% sequentially and 30% compared to June 2013.  Sales were $7.5 billion during the current quarter, an increase of 10% compared to the second quarter of 2013 and a decrease of 25% compared to the record-setting first quarter of this year.  Each of our distribution channels saw inflows during the quarter for a complex-wide total of $1.2 billion, resulting in a 3.7% rate of organic growth.

Business Discussion

“Results in the quarter were strong,” said Hank Herrmann, Chairman and Chief Executive Officer of Waddell & Reed Financial, Inc.  “Sales improved 10% compared to last year’s second quarter and our organic growth rate increased slightly, continuing to exceed industry trends.”

Wholesale sales were $4.9 billion, 3% below last year’s second quarter and 31% less than the previous quarter’s record-setting $7.0 billion.  Inflows of $104 million were suppressed by a client’s exchange of $485 million from mutual funds to separate accounts, resulting in a reclassification of those assets from our Wholesale channel to our Institutional channel.

Our Advisors channel had sales of $1.5 billion during the quarter, a new record.  At $271 million, net flows grew 5% compared to the second quarter of 2013.  We continue to focus our efforts on improving productivity, which increased 18% compared to the same period last year while headcount has remained flat.

The Institutional channel had sales of $1.2 billion, more than three times the volume of the second quarter of 2013.  Net flows were $827 million, benefiting from the $485 million exchange from the Wholesale channel previously mentioned and $342 million of net new sales.

Management Fee Revenue Analysis

Management fees, benefiting from one additional day during the current quarter, rose 3% sequentially, a rate that was slightly higher than the rate of growth in average assets under management.  Compared to the second quarter of 2013, revenues rose 24% due to an increase in average assets under management.

The effective fee rate during the current quarter was 58.9 basis points compared to 59.2 basis points and 59.5 basis points in the first quarter of 2014 and second quarter of 2013, respectively.

Underwriting and Distribution Analysis

Wholesale channel

Revenues rose slightly compared to the previous quarter on a modest increase in asset-based Rule 12b-1 fees.  Direct costs declined as an increase in Rule 12b-1 fees was more than offset by lower commission costs.  Indirect costs rose with higher IT costs.

Compared to the same period in 2013, revenues rose with higher asset-based Rule 12b-1 fees.  Direct costs rose with higher Rule 12b-1 fees, partly offset by a small decline of commissions paid to third party distributors. Indirect costs rose due to higher IT costs.

Advisors channel

Sequentially, revenues increased due to asset-based advisory fees, and to a lesser degree, Rule 12b-1 fees.  Direct costs increased in correlation with revenues while indirect costs remained unchanged.

Compared to the second quarter of 2013, the increase in revenues was largely due to higher advisory fees, and to a lesser degree, higher asset-based Rule 12b-1 fees.  Direct costs rose with revenues while indirect costs increased with field management salaries.

Compensation and Related Expense Analysis

Costs declined sequentially due to lower incentive compensation and to a lesser degree, lower pension and saving plan costs.

Compared to the same period last year, costs increased due to higher equity compensation.  An increase in base salaries was offset by lower incentive compensation and lower pension costs.

General and Administrative Expense Analysis

Costs increased compared to the previous quarter due in part to higher legal and technology consulting costs, and to a lesser degree higher advertising and dealer services costs.

Last year’s second quarter included $6.6 million of costs associated with the launch of a closed-end fund.  This year’s second quarter included higher costs for legal, technology consulting and dealer services.

Unaudited Balance Sheet Information

Schedule of Selected Items

Quarter ended
(Amounts in millions)	June 30, 2014
Cash & cash equivalents (unrestricted)	$507.7
Investment securities	217.4
Total assets	1,437.0
Long-term debt	190.0
Total liabilities	664.7
Stockholders’ equity	772.3

($ in thousands)	Quarter-to-Date	Year-to-Date
Shares repurchased
Number of shares	628,022	908,208
Total cost	$44,047	$61,722

Dividend paid
Rate per share	$0.34	$0.68
Total paid	$28,977	$57,963

Capital returned to stockholders	$73,024	$119,685

Unaudited Consolidated Statement of Income

	2013				2014
(Amounts in thousands, except for per share data)	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Operating Revenues:
Investment management fees	$148,445	$156,219	$165,559	$180,219	$188,037	$193,624
Underwriting and distribution fees	135,419	141,597	146,863	158,940	165,267	169,001
Shareholder service fees	32,691	33,890	34,667	35,845	37,112	38,009
Total operating revenues	316,555	331,706	347,089	375,004	390,416	400,634
Operating Expenses:
Underwriting and distribution	161,571	164,844	169,046	181,252	194,951	195,608
Compensation and related costs	48,155	47,376	49,472	52,594	50,009	48,589
General and administrative	16,208	26,938	20,462	22,811	23,756	27,183
Subadvisory fees	4,484	4,291	1,667	1,778	1,877	2,069
Depreciation	3,227	3,222	3,172	3,213	3,249	3,541
Total operating expenses	233,645	246,671	243,819	261,648	273,842	276,990
Operating Income	82,910	85,035	103,270	113,356	116,574	123,644
Investment and other income	4,377	1,002	5,212	9,313	3,900	6,100
Interest expense	(2,854)	(2,858)	(2,832)	(2,700)	(2,755)	(2,755)
Income before taxes	84,433	83,179	105,650	119,969	117,719	126,989
Provision for taxes	30,570	31,222	37,231	41,210	42,855	44,001
Net Income	$53,863	$51,957	$68,419	$78,759	$74,864	$82,988
Net income per share, basic and diluted:	0.63	0.61	0.80	0.92	0.88	0.98
Weighted average shares outstanding - basic and diluted	85,593	85,869	85,603	85,294	85,019	85,073
Operating margin	26.2%	25.6%	29.8%	30.2%	29.9%	30.9%

Net Distribution Cost Analysis

(Amounts in thousands)	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Wholesale Channel
U&D Revenues	$48,175	$49,846	$52,472	$56,926	$59,564	$60,237
U&D Expenses - Direct	(63,548)	(64,694)	(67,107)	(72,698)	(79,700)	(76,834)
U&D Expenses - Indirect	(11,000)	(11,229)	(10,409)	(11,285)	(11,535)	(12,791)
Net Distribution (Costs)	$(26,373)	$(26,077)	$(25,044)	$(27,057)	$(31,671)	$(29,388)

Advisors Channel
U&D Revenues	$87,244	$91,751	$94,391	$102,014	$105,703	$108,764
U&D Expenses - Direct	(59,657)	(62,794)	(64,550)	(69,023)	(74,697)	(76,867)
U&D Expenses - Indirect	(27,366)	(26,127)	(26,980)	(28,246)	(29,019)	(29,116)
Net Distribution (Costs)/Excess	$221	$2,830	$2,861	$4,745	$1,987	$2,781

Changes in Assets Under Management

	2013				2014
(Amounts in millions)	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Wholesale Channel
Beginning assets	$48,930	$53,254	$53,860	$59,661	$67,055	$70,467
Sales*	5,042	5,030	5,191	6,148	7,017	4,864
Redemptions	(3,157)	(3,983)	(3,723)	(3,449)	(3,562)	(4,363)
Net Exchanges	66	61	83	91	112	(397)
Net flows	1,951	1,108	1,551	2,790	3,567	104
Market action	2,373	(502)	4,250	4,604	(155)	1,100
Ending assets	$53,254	$53,860	$59,661	$67,055	$70,467	$71,671

Advisors Channel
Beginning assets	$35,660	$37,915	$38,172	$40,767	$43,667	$44,224
Sales*	1,303	1,404	1,242	1,283	1,435	1,457
Redemptions	(1,047)	(1,083)	(1,071)	(1,104)	(1,106)	(1,098)
Net Exchanges	(66)	(62)	(83)	(92)	(112)	(88)
Net flows	190	259	88	87	217	271
Market action	2,065	(2)	2,507	2,813	340	1,302
Ending assets	$37,915	$38,172	$40,767	$43,667	$44,224	$45,797

Institutional Channel
Beginning assets	$11,775	$12,626	$12,312	$13,316	$15,821	$16,692
Sales*	430	379	386	1,913	1,554	1,193
Redemptions	(469)	(811)	(550)	(792)	(679)	(851)
Net Exchanges	0	0	0	0	0	485
Net flows	(39)	(432)	(164)	1,121	875	827
Market action	890	118	1,168	1,384	(4)	646
Ending assets	$12,626	$12,312	$13,316	$15,821	$16,692	$18,165

Consolidated Total
Beginning assets	$96,365	$103,795	$104,344	$113,744	$126,543	$131,383
Sales*	6,775	6,813	6,819	9,344	10,006	7,514
Redemptions	(4,673)	(5,877)	(5,344)	(5,345)	(5,347)	(6,312)
Net Exchanges	0	(1)	0	(1)	0	0
Net flows	2,102	935	1,475	3,998	4,659	1,202
Market action	5,328	(386)	7,925	8,801	181	3,048
Ending assets	$103,795	$104,344	$113,744	$126,543	$131,383	$135,633

* Sales is primarily gross sales (net of sales commissions).  This amount also includes net reinvested dividends & capital gains and investment income.

Supplemental Information

	2013				2014
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Channel highlights
Number of Wholesalers	50	50	49	50	60	60
Number of Advisors	1,717	1,734	1,784	1,746	1,737	1,740
Advisors’ Productivity *	50.5	53.1	53.7	57.4	60.9	62.4

Redemption rates - long term assets
Wholesale	24.6%	29.4%	25.7%	21.7%	21.1%	25.1%
Advisors	9.4%	9.1%	8.7%	8.5%	8.2%	7.9%
Institutional	15.5%	25.5%	17.0%	21.6%	17.0%	19.9%
Total	18.0%	21.7%	18.6%	17.1%	16.2%	18.7%

Operating highlights
Organic growth/(decay) annualized	8.7%	3.6%	5.7%	14.1%	14.7%	3.7%
Total assets under management (in millions)	103,795	104,344	113,744	126,543	131,383	135,633

Diversification (Company Total)
As % of Sales
Asset Strategy	33.6%	28.5%	25.9%	27.6%	33.4%	26.3%
Fixed Income	30.7%	30.4%	31.8%	24.4%	23.3%	25.4%
Other	35.7%	41.1%	42.3%	48.0%	43.3%	48.3%
As % of Assets Under Management
Asset Strategy	33.7%	33.4%	33.8%	34.3%	33.9%	32.9%
Fixed Income	20.7%	19.9%	19.0%	18.1%	18.6%	18.7%
Other	45.6%	46.7%	47.2%	47.6%	47.5%	48.4%

Operating margin	26.2%	25.6%	29.8%	30.2%	29.9%	30.9%

	1 Year	3 Years	5 Years
Lipper Fund Rankings
Funds ranked in top quartile	44%	33%	31%
Funds ranked in top half	64%	55%	57%

Assets ranked in top quartile	62%	64%	36%
Assets ranked in top half	82%	78%	83%

*            Advisors’ productivity is calculated by dividing U&D revenues for the Advisors channel by the average number of advisors during the period.

Unaudited Consolidated Statement of Income

	Six Months Ended
(Amounts in thousands, except for per share data)	Jun-14	Jun-13	% Change
Operating Revenues:
Investment management fees	$381,661	$304,664	25.3%
Underwriting and distribution fees	334,268	277,016	20.7%
Shareholder service fees	75,121	66,581	12.8%
Total operating revenues	791,050	648,261	22.0%
Operating Expenses:
Underwriting and distribution	390,559	326,415	19.7%
Compensation and related costs	98,598	95,531	3.2%
General and administrative	50,939	43,146	18.1%
Subadvisory fees	3,946	8,775	-55.0%
Depreciation	6,790	6,449	5.3%
Total operating expenses	550,832	480,316	14.7%
Operating Income	240,218	167,945	43.0%
Investment and other income	10,000	5,379	85.9%
Interest expense	(5,510)	(5,712)	-3.5%
Income before taxes	244,708	167,612	46.0%
Provision for taxes	86,856	61,792	40.6%
Net Income	$157,852	$105,820	49.2%
Net income per share, basic and diluted	1.86	1.23	50.4%
Weighted average shares outstanding - basic and diluted	85,046	85,732	-0.8%
Operating margin	30.4%	25.9%	17.2%

Net Distribution Cost Analysis

	Six Months Ended
(Amounts in thousands)	Jun-14	Jun-13	% Change
Wholesale Channel
U&D Revenues	$119,801	$98,021	22.2%
U&D Expenses - Direct	(156,534)	(128,242)	22.1%
U&D Expenses - Indirect	(24,326)	(22,229)	9.4%
Net Distribution (Costs)	$(61,059)	$(52,450)	16.4%

Advisors Channel
U&D Revenues	$214,467	$178,995	19.8%
U&D Expenses - Direct	(151,564)	(122,451)	23.8%
U&D Expenses - Indirect	(58,135)	(53,493)	8.7%
Net Distribution (Costs)/Excess	$4,768	$3,051	56.3%

Changes in Assets Under Management

	Six Months Ended
(Amounts in millions)	Jun-14	Jun-13	% Change
Wholesale Channel
Beginning assets	$67,055	$48,930	37.0%
Sales*	11,881	10,072	18.0%
Redemptions	(7,925)	(7,140)	11.0%
Net Exchanges	(285)	127	N/M
Net flows	3,671	3,059	20.0%
Market action	945	1,871	-49.5%
Ending assets	$71,671	$53,860	33.1%

Advisors Channel
Beginning assets	$43,667	$35,660	22.5%
Sales*	2,892	2,707	6.8%
Redemptions	(2,204)	(2,130)	3.5%
Net Exchanges	(200)	(128)	N/M
Net flows	488	449	8.7%
Market action	1,642	2,063	-20.4%
Ending assets	$45,797	$38,172	20.0%

Institutional Channel
Beginning assets	$15,821	$11,775	34.4%
Sales*	2,747	809	239.6%
Redemptions	(1,530)	(1,280)	19.5%
Net Exchanges	485	0	N/M
Net flows	1,702	(471)	461.4%
Market action	642	1,008	-36.3%
Ending assets	$18,165	$12,312	47.5%

Consolidated Total
Beginning assets	$126,543	$96,365	31.3%
Sales*	17,520	13,588	28.9%
Redemptions	(11,659)	(10,550)	10.5%
Net Exchanges	0	(1)	N/M
Net flows	5,861	3,037	93.0%
Market action	3,229	4,942	-34.7%
Ending assets	$135,633	$104,344	30.0%

* Sales is primarily gross sales (net of sales commissions).  This amount also includes net reinvested dividends & capital gains and investment income.

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today at 10:00 a.m. Eastern.  During this call, Henry J. Herrmann, Chairman and CEO, will review our quarterly results.  Live access to the teleconference will be available on the “Investor Relations” section of our Web site at www.waddell.com.  A Web cast replay will be made available shortly after the conclusion of the call and accessible for seven days.

Web Site Resources

We invite you to visit the “Investor Relations” section of our Web site at www.waddell.com under the caption “Data Tables” to review supplemental information schedules.

Contacts

Investor Contact:

Nicole Russell, VP, Investor Relations, (913) 236-1880, nrussell@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results.  Please invest carefully.

About the Company

Waddell & Reed, Inc., founded in 1937, is one of the oldest mutual fund complexes in the United States, having introduced the Waddell & Reed Advisors Group of Mutual Funds in 1940. Today, we distribute our investment products through the Waddell & Reed Wholesale channel (encompassing broker/dealer, retirement, and registered investment advisors), our Advisors channel (our network of financial advisors), and our Institutional channel (including defined benefit plans, pension plans and endowments, and our subadvisory partnership with Mackenzie in Canada).

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States. Waddell & Reed Investment Management Company serves as investment advisor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios and Waddell & Reed InvestEd Portfolios, while Ivy Investment Management Company serves as investment advisor to Ivy Funds. Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios and Waddell & Reed InvestEd Portfolios, while Ivy Funds Distributor, Inc. serves as principal underwriter and distributor to Ivy Funds.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general.  These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates and the financial markets and other conditions.  These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature.  Readers are cautioned that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance.  Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below.  If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected.  Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2013, which include, without limitation:

•                                          The loss of existing distribution channels or inability to access new distribution channels;

•                                          A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•                                          The adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body;

•                                          The introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of our financial advisors at the federal or state level for employment tax or other employee benefit purposes;

•                                          Our inability to provide sufficient capital to support new investment products;

•                                          The ability of mutual fund and other investors to redeem their investments without prior notice or on short notice;

•                                          Our inability to implement new information technology and systems, or inability to complete such implementation in a timely or cost effective manner;

•                                          Non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies;

•                                          A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds; and

•                                          Our inability to attract and retain senior executive management and other key personnel to conduct our broker/dealer, fund management and investment advisory business.

•                                          Our inability to hire or retain senior executive management or other key employees.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10-K for the year ended December 31, 2013 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2014.  All forward-looking statements speak only as the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.